Exhibit 10.3

CDG COMMERCIAL BUILDERS, INC.
875 Berkshire Boulevard — Suite 102
Wyomissing, PA 19610

LETTER AGREEMENT

THIS AGREEMENT FOR THE CONSTRUCTION OF CERTAIN IMPROVEMENTS (the “Agreement”) is made this 5th day of April, 2005, between Penn National Gaming, Inc. hereinafter, called “Owner”, having its principal place of business at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610 and CDG Commercial Builders, Inc. hereinafter called “Contractor”, having its principal place of business at 875 Berkshire Boulevard, Suite 102, Wyomissing, Pennsylvania 19610.

The Owner and the Contractor agree to the following terms for construction of improvements as defined below (the “Improvements”) at the premises located at 855 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.

1.                                       IMPROVEMENTS: Contractor shall supply materials, labor, permits for the installation, including test run, of an emergency generator unit per the Estimate Sheet — Fit Up attached hereto as Exhibit “A” (the “Improvements”).

2.                                       PAYMENT SCHEDULE: Owner agrees to pay Contractor the total cost of $77,582.45 for the construction of the Improvements on the following schedule:

A.	At the execution of this Agreement	$27,500.00

B.	On May 1, 2005	$27,500.00

C.	At Substantial Completion of the Improvements (“Substantial Completion” shall mean successful test run of the generator equipment)	$22,582.45

IN WITNESS WHEREOF, and intending to be legally bound hereby, Owner and Contractor have caused this Agreement to be duly executed on the date first set forth above.

OWNER:		CONTRACTOR:

PENN NATIONAL GAMING, INC., a Pennsylvania corporation		CDG COMMERCIAL BUILDERS, INC., a Pennsylvania corporation

By:	/s/ Kevin DeSanctis	By:	/s/ Robert H. Richards

Name: Kevin DeSanctis		Name: Robert H. Richards

Title: President/COO		Title: Senior Project Manager CDG